SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
July 1, 2002

                                FORWARD INDUSTRIES, INC.
(Exact Name of Registrant as Specified in Charter)

New York	0-6669	13-1950672
(State or Other	(Commission File	(IRS Employer
Jurisdiction of	Number)	Identification No.)
Incorporation)

1801 Green Road Suite E
           Pompano Beach, Florida 33064
(Address of Principal Executive Offices)

Registrant's Telephone Number, including
area code:  (954) 360-6420

(Former Address, if changed since last report)

Item 5:  Other Events

            In recent weeks the registrant has been negotiating with Motorola, Inc. regarding the terms of the parties' existing license agreement, particularly with respect to royalty terms.  Under the terms of the agreement, the registrant is required to pay Motorola a royalty, including a guaranteed minimum royalty, and is permitted to sell Motorola branded products in Europe, the Middle East and Africa.  The registrant anticipates that the negotiations will continue and desires to conclude them on mutually satisfactory terms.  The registrant also believes that, in the event that these negotiations are not successfully concluded, it is in its best interests to comply with certain notice provisions of the agreement; accordingly, the registrant issued a notice to Motorola terminating the agreement effective September 27, 2002.  The registrant intends to rescind the termination notice or enter into a new license agreement with Motorola if the ongoing negotiations are resolved to the mutual satisfaction of the parties.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 1, 2002

FORWARD INDUSTRIES, INC.

By:	//s// Jerome E. Ball___________
Name: Jerome E. Ball
Title: Chariman and Chief Executive Officer